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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2011 relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting, which appears in Cowen Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
October 24, 2011

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM